TABLE OF CONTENTS
                            -----------------

Rule  1 - Scope. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
Rule  2 - Seniority. . . . . . . . . . . . . . . . . . . . . . . . . . . .46
Rule  3 - Seniority Classes. . . . . . . . . . . . . . . . . . . . . . . .47
Rule  4 - Seniority Rosters & Working Zones. . . . . . . . . . . . . . . .48
Rule  5 - Guarantee Work Week. . . . . . . . . . . . . . . . . . . . . . .50
Rule  6 - Pay Basis, Shifts, Starting Times and Meal Periods . . . . . . .51
Rule  7 - Rates of Pay . . . . . . . . . . . . . . . . . . . . . . . . . .55
Rule  8 - Compensatory Time. . . . . . . . . . . . . . . . . . . . . . . .56
Rule  9 - Beginning and Ending Day/Hours of Service. . . . . . . . . . . .58
Rule 10 - Qualifications for Positions . . . . . . . . . . . . . . . . . .60
Rule 11 - Filling Vacant Positions . . . . . . . . . . . . . . . . . . . .62
Rule 12 - Cancellations/Abolishments . . . . . . . . . . . . . . . . . . .65
Rule 13 - Return to Service. . . . . . . . . . . . . . . . . . . . . . . .66
Rule 14 - Displacements. . . . . . . . . . . . . . . . . . . . . . . . . .67
Rule 15 - Time Limit on Claims Not Involving Discipline. . . . . . . . . .69
Rule 16 - Examination, Training, Qualifying. . . . . . . . . . . . . . . .71
Rule 17 - System Production Gangs. . . . . . . . . . . . . . . . . . . . .72
Rule 18 - Away From Home Expenses. . . . . . . . . . . . . . . . . . . . .77
Rule 19 - Discipline . . . . . . . . . . . . . . . . . . . . . . . . . . .79
Rule 20 - Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
Rule 21 - Sick Leave Days. . . . . . . . . . . . . . . . . . . . . . . . .84
Rule 22 - Health and Welfare . . . . . . . . . . . . . . . . . . . . . . .85
Rule 23 - Vacation . . . . . . . . . . . . . . . . . . . . . . . . . . . .86
Rule 24 - Retention of Seniority . . . . . . . . . . . . . . . . . . . . .90
Rule 25 - Leaves of Absence. . . . . . . . . . . . . . . . . . . . . . . .92
Rule 26 - Bereavement Days . . . . . . . . . . . . . . . . . . . . . . . .94
Rule 27 - Attending Court, Inquests, Investigations. . . . . . . . . . . .95
Rule 28 - Jury Duty. . . . . . . . . . . . . . . . . . . . . . . . . . . .96

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Rule 29 - Physical Condition - Board of Doctors. . . . . . . . . . . . . .97
Rule 30 - Use of Personal Auto While on Duty . . . . . . . . . . . . . . .99
Rule 31 - Application for Employment . . . . . . . . . . . . . . . . . . 100
Rule 32 - Duly Accredited Representative . . . . . . . . . . . . . . . . 101
Rule 33 - Union Shop Agreement. . . . . . . . . .. . . . . . . . . . . . 102
Rule 34 - Dues Deduction . . . . . . . . . . . . . . . . . . . . . . . . 109
Rule 35 - BMWE Political League Deductions . . . . . . . . . . . . . . . 115
Rule 36 - Employee Information . . . . . . . . . . . . . . . . . . . . . 119
Rule 37 - Moratorium . . . . . . . . . . . . . . . . . . . . . . . . . . 120
Rule 38 - Printing of Agreement. . . . . . . . . . . . . . . . . . . . . 120

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
                                 RULE 1
                                  SCOPE
                                 ------

1.1 The Rules contained shall govern the hours of service, working conditions and rates of pay of the Engineering Department Employees represented by the Brotherhood of Maintenance of Way Employes
     (BMWE) who are working on Track, Bridges and Buildings on The New York, Susquehanna and Western Railway Corporation (Carrier). These employees will perform the work generally recognized as Maintenance of Way work, such as inspection, construction, demolition, dismantling of bridges, culverts, buildings and other structures, tracks, fences and roadbed in accordance with the Carrier s rules, procedures and policies. It is also understood that work not covered by this Agreement which was being performed on the NYS&W Railway prior to this Agreement by past practice or agreement will not be removed from the regular work assignments and work that was previously done by others by past practice or agreement, such as Track Inspection and maintenance of insulated joints, may continue to be done by others.

1.2 In the event the Carrier plans to contract out work within the scope of this Agreement, except in emergencies, the Carrier shall notify the General Chairman involved, in writing, as far in advance of the date of the contracting transaction as is practicable and in any event not less than fifteen (15) days prior
     thereto.    Emergencies" apply to fires, floods, earthquakes,
     derailments and like circumstances resulting in removal of track from service.

1.3  If the General Chairman, or his representative, requests a meeting

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

     to discuss matters relating to the said contracting transaction, the designated representative of the Carrier shall promptly meet with him for that purpose. Said Carrier and Organization representatives shall make a good faith effort to reach an understanding concerning said contracting but, if no understanding is reached, the Carrier may nevertheless proceed with said contracting and the Organization may file and progress claims in connection therewith.

1.4 No such claims will be filed if the General Chairman or his representative fails to request a meeting as provided in Rule 1.3 or where the contract work is for any of the following:

          -    Emergencies;

          -    Installation, repair or maintenance of fencing;

          - Installation of continuous welded rail, over half track mile in length;

          - Construction, repair, maintenance, alteration or demolition of buildings;

          -    Salvage of rail materials not to be reused by the NYS&W;

          - Operation of equipment that reasonably requires specialized qualifications where no qualified employee is available;

          - Operation of equipment of a type not owned by the Carrier that is not available to rent without an operator;

          -    Site preparation below the base of the ballast;

          - Installation, repair, maintenance or removal of non-rail facilities, including but not limited to utilities, pipelines, data transmission facilities, tenants facilities and terminal facilities, but not including any track work.

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                                 RULE 2
                               SENIORITY
                               ---------
2.1  Seniority Date
     Seniority begins at the time the employee s pay starts. If two (2) or more employees start to work on the same date, their seniority rank on the roster will be in alphabetical order. An employee assigned to a position of higher class than trackman will begin to earn seniority as a trackman on the same date.

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

                                 RULE 3
                           SENIORITY CLASSES
                           -----------------

     The seniority classes and primary duties of each class are as follows:

3.1  Track Department
          Foreman:
          Direct and work with employees assigned under his jurisdiction.
          Trackman:
          Construct, dismantle, maintain, repair and inspect track and appurtenances thereto.

3.2  Equipment Operators
          Operate the following:
          Class One - Mark III Tampers, Crane (20 ton), Grapple Truck, Fuel Truck (HazMat CDL), Stork, Tractor Trailer, Grad-All with Hyrail, Geometry Car, Combination Dump Truck, Trailer and Backhoe, TR-10 Tie Extractor-Inserter.
          Class Two - Spiker, Loram Tie Inserter, Tie Crane, Scarifier, Mark I Tamper, Front-end Loaders, Dozers, Backhoes, Ballast Regulators, Forklift, Mack Tilt Bed, Boom Truck, 3-way Dump, Jordan Spreader, Snow Plow, Brushcutter.

     Additional equipment may be added by agreement of the parties.

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

                                 RULE 4
                    SENIORITY ROSTERS & WORKING ZONES
                    ---------------------------------

4.1  Track Rosters
     Single rosters of employees will be created for each of the following classes within the Track category. For each roster, employees will be listed in order of their seniority in that particular class.
        A)   Foremen, Trackmen
        B)   Equipment Operators

4.2  All employees will designate a home Seniority Zone: either Northern
     or Southern.   Employees may change their zone each year between
     January 1st and March 1st by notifying the Chief Engineer and General Chairman. In the selection of a work zone, each individual must be prepared to cover assignments outside of normal work hours, which include nights and weekends.

4.3 Rosters of Employees will be issued each year by January 31 and sent to all active employees with their paychecks and to all furloughed employees and the General Chairman by certified mail and will also be posted at all Headquarters. Protests to the Annual Rosters must be addressed to the Chief Engineer and the General Chairman by March 1st of each year. Decisions will be rendered within thirty (30) days of date of such protest. Protests not submitted as specified will not be considered. Typographical errors may be corrected at any time.

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4.4  No changes shall be made to the roster, other than pursuant to Rule 2, without a conference and agreement between the Chief Engineer and the General Chairman.

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                                  RULE 5
                           GUARANTEE WORK WEEK
                           -------------------

5.1 Subject to the provisions of Rules 12.1 and 12.5, the Carrier will make available to all employees holding advertised positions an opportunity to earn a minimum of forty (40) hours pay per work week, including all pay pursuant to Rules 8, 20, 21, 23, 26, 27 and
     28. For twenty-three (23) employees (the Basic Force), this provision will apply year round. It is agreed that, in the event the Basic Force needs to be adjusted, the provisions of Rules 5.5 and 5.6 will apply.

5.2 The Carrier will establish a work week of forty (40) hours, consisting of five (5) days of eight (8) hours each with two (2) consecutive days off in each seven (7) or 4 days of 10 hours each with three consecutive days off in each seven (7).

5.3 Except as otherwise provided in this Agreement, all reference to days shall mean calendar days.

5.4  For positions, the duties of which can reasonably be met in five
     (5) days, the rest days will be Saturday and Sunday. In the event the Carrier is operationally prohibited from assigning Saturday and Sunday rest days, assigned rest days will be Friday and Saturday or Sunday and Monday.

5.5  In the event there is a need to adjust the Basic Force, the Chief

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

     Engineer will notify, in writing, the General Chairman within thirty (30) days of such change. Such notification will fully describe the reason/s for such change, such as decline in traffic or a sale of portion of Carrier s railroad.

     The Organization may, within ten (10) days of such notification, request a conference to evaluate and clarify the reason/s for such change.

     If the parties fail to agree on any modification of the Basic Force, the matter shall be referred to a Special Board of Adjustment in which the burden shall be upon the Carrier to prove it would incur a substantially adverse effect if the proposed modifications were not put into effect.

5.6 In the event a request of the Carrier for modification of the Agreement is progressed to a Special Board of Adjustment, and a final decision has not been reached by the Neutral Arbitrator within thirty (30) days of the date of the initial conference referenced in Rule 5.5, the Carrier may nevertheless put the proposed modification into effect. In the event the Arbitrator decides that the Carrier would not be substantially affected by the change in conditions, any modifications made shall be discontinued within fifteen (15) days of the date of the decision and the Force shall be readjusted.

5.7 Any dispute or controversy with respect to the interpretation, application, or enforcement of the provisions of this Agreement,

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

     which has not been resolved within sixty (60) days other than modification, may be submitted by either party to a Special Board of Adjustment.

5.8 The Parties agree to meet and establish a Special Board of Adjustment within 30 days of notice by either party.

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                                RULE 6
          PAY BASIS, SHIFTS, STARTING TIMES AND MEAL PERIODS
          --------------------------------------------------

6.1 Payment for all service performed for the Carrier will be based on the hourly rate of pay as specified in this Agreement.

6.2 Eight (8) hours shall constitute a day's work for all regularly assigned employees, exclusive of lunch period.

6.3 One, two or three shifts may be established where necessary to meet service requirements. The starting time of any shift or position may be changed on thirty-six (36) hours notice to the employees effected and not more often than every seven (7) days. When a single shift is assigned, it will start work between 6:00AM and 8:00AM. The starting time for employees assigned to a second shift will be immediately after the end of the first shift. When three
     (3) shifts are regularly established no shift will have a starting time between 12:00 o'clock midnight and 6:00AM. These starting and notice times may be adjusted by mutual agreement between the local chairman and the Vice President Engineering.

6.4 Meal period will be between the end of the fourth hour and beginning of the sixth hour after starting time. The meal period shall be thirty (30) minutes.

6.5 Employees shall not be required to work more than six (6) hours after their first meal period without being furnished meals by the

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

     Carrier. Subsequent meal periods will be allowed at five (5) hour intervals. The second and subsequent meals shall be furnished by the Carrier. If the meal period is not afforded within the allowed or agreed time limit and is worked, it will be paid for at the straight time hourly rate and twenty (20) minutes allowed for lunch at the first opportunity without loss of pay.

6.6 Except as provided in Rule 17 (System Production Gangs), employees' time will begin and end at fixed assembling points such as toolhouses or shops.

6.7 Each of these assembly points will be supplied with lockers, washing and toilet facilities, proper heating, electrical fixtures, table and benches and will be maintained in a clean and sanitary condition.

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                                 RULE 7
                              RATES OF PAY
                              ------------

                              Hourly Rates
                              ------------

                               Operators    Operators
                    Foreman      Class A      Class B     Trackman
               ------------ ------------ ------------ ------------

1-1-95                15.25        13.75        12.75        11.75

1-1-96                15.70        14.16        13.13        12.10

1-1-97                16.18        14.59        13.53        12.47

1-1-98                16.66        15.02        13.93        12.84

1-1-99                17.16        15.48        14.35        13.22

                    Trackman Entry Level Rate Schedule
                    --------------------------------------
                    First Year          90% of hourly rate
                    Second Year         95% of hourly rate
                    Third Year         100% of hourly rate

     Employees covered by rate progression will be credited with two (2) months of employment for each month he performs compensated service provided:
     A) Not more than twelve (12) months of service will be credited in any twelve (12) consecutive month period).

     B) An employee cannot advance into the next rate progression category until at least twelve (12) months after establishing seniority, and on that anniversary date forward.

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                                 RULE 8
                            COMPENSATORY TIME
                            -----------------

8.1 Time worked (i) in excess of 40 hours in a work week (ii) or on a holiday shall be paid at the hourly rate of pay as specified in this Agreement. In addition, half hour of compensatory time off with pay ( Compensatory Time ) shall be accrued for each such hour with proportionate accruals for partial hours.

8.2 Compensatory Time will be paid for at the hourly rate of pay in effect at the time it is taken.

8.3 Compensatory Time shall be added to the employee s vacation allowance, and shall be subject to and governed by Rule 23.2, 23.4, 23.5, 23.6, 23.8, 23.9, and 23.10 of the Vacation provisions of this Agreement. Notwithstanding the foregoing, the Carrier, in its sole discretion, may allow an employee to use Compensatory Time without regard to Section 23.4 of the Vacation provisions of this Agreement.

8.4 Employees called to perform work not continuous with the regular work period will be allowed a minimum of three (3) hours work.

8.5 When necessary to work employees under this Rule, the senior available qualified employees will be called according to the following:
          A) Preference to overtime work on a regular work day which precedes or follows and is continuous with a regular assignment shall be to the senior available

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
               qualified employee of the gang or the
               employee assigned to that work.

     B) Preference to overtime work other than in A) above, shall be to the senior available qualified employee at the headquarters who ordinarily and customarily performs such work. In the case of a specific project, the employees assigned to that project will be given preference.

8.6 Notwithstanding other provisions of this Agreement, in the event that an employee working on a four-ten hour day schedule works more that ten hours on any of the first three days of a week, the Carrier may proportionately reduce his fourth day, but not to less than eight hours.

8.7 Employees will be compensated as if on continuous duty in all cases where the release from duty does not exceed one (1) hour.

8.8  This Rule shall not apply prior to October 16, 1995.

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                                 RULE 9
                BEGINNING AND ENDING DAY/HOURS OF SERVICE
                -----------------------------------------

9.1 Employees' time will commence at the time they report for duty at their headquarters, except System Production Gangs, and shall continue until they are relieved from duty by the Carrier.

9.2 Employees assigned to positions scheduled to work eight (8) hours per day exclusive of meal periods, five (5) days per week will have two consecutive days off. On positions the duties of which can reasonably be met in five (5) days, the rest days will be Saturday and Sunday.
9.3 Employees assigned to positions scheduled to work ten (10) hours per day exclusive of meal periods, four (4) days per week will have three (3) consecutive days off. The rest days will be either Friday, Saturday and Sunday or Saturday, Sunday and Monday, unless operationally prohibited.

9.4 Track Inspection and FRA patrols may be established with rest days being either Friday and Saturday or Sunday and Monday, in the case of five (5) day work weeks and either Thursday, Friday and Saturday or Sunday, Monday and Tuesday in the case of four (4) day work weeks.

9.5 For vacation purposes or any other situation where work days are counted as accumulative days, employees working a four (4) ten (10) hour day work week, will be credited with working five (5) work days in that work week.

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9.6  Where employees are working a four (4) day, ten (10) hour per day work week and a holiday falls on a work day in that week, they shall be paid ten (10) hours holiday pay for that holiday providing the bridging requirements of the Holiday Rule are met.

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                                 RULE 10
                      QUALIFICATIONS FOR POSITIONS
                      ----------------------------

10.1 Effective with this Agreement, employees may utilize their seniority in any direction, subject to their being qualified.

10.2 In making application for an advertised position or vacancy, or in the exercise of seniority, employees may be required to give a reasonable practical demonstration of their qualifications to perform the duties of the position.

10.3 In the event employees are required to give a reasonable practical demonstration of their qualifications for a position, the Carrier must give uniform job related tests based on job related criteria in order to ascertain initial qualifications for positions.

10.4 Disqualification of employees for failure to maintain required licenses, rules qualifications, and/or FRA certifications, or for medical reasons will not be considered discipline.

10.5 When on-the-job training opportunities to operate Maintenance of Way machinery occur in a gang, employees with that gang who request such training in writing to the Foreman or higher level supervisor of that gang shall be given the opportunity in seniority order. Such employees shall first be given the opportunity to qualify on rules, as appropriate, and then, if so qualified, the opportunity to train with a qualified machine operator as requirements of service permit.

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     Should an employee so covered fail to make sufficient progress and/or qualify within a thirty (30) day period, he will be removed from such training and will be ineligible for consideration for future on-the-job training on the involved and similar machinery for a period of one (1) year unless otherwise agreed to by the General Chairman and Chief Engineer. If the employee so removed disputes his removal, the employee, or his representative may file a claim. After removal, the employee must return to his former position unless it has been abolished or filled by a senior employee, in which case he may exercise seniority.


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                                 RULE 11
                        FILLING VACANT POSITIONS
                        ------------------------

11.1 In the assignment of employees to positions under this Agreement, qualification being sufficient seniority shall govern.

11.2 Positions subject to advertisement will be newly created permanent positions and temporary positions expected to be available for more than thirty (30) work days and will be advertised for at least seven (7) calendar days. Advertisements shall be posted on Monday and shall close at 5:00PM on the following Monday. Bids which are postmarked or received anytime during the application period shall be accepted.

11.3 Advertisements of positions will be distributed to all locations. Employees will submit bids for positions to the Chief Engineer on a form provided by the Carrier and must assure that such bids are postmarked by the closing date specified on the job advertisement.

     Bid for a position advertised under this Rule must be filed with the official whose name appears on the advertisement. Each furloughed employee shall be an automatic bidder for advertised positions for which he has seniority and is qualified, in his seniority territory within fifty (50) miles from home.

11.4 Advertisements will specify location of position, hours of service, rest days, type of machine, closing date of bid, general description of the work and headquarters.

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11.5 Positions will be awarded to the senior qualified employee bidding for same. Notices of positions awarded will be posted within seven (7) calendar days of the closing date specified on the advertisement. Employees awarded positions will occupy those positions the first Monday following such award. All awards will be made on the same day after the closing day specified. This Rule shall not be construed so as to require the placing of employees on their awarded positions when properly qualified employees are not available at the time to fill their places, but physical transfers must be made within ten (10) days, or such longer periods as may be mutually agreed upon by the Chief Engineer and the General Chairman or his authorized representative.

11.6 A position or vacancy may be filled temporarily pending assignment. When vacancies occur, the senior qualified available employee will be given preference.

     In the event no requests are received, the Carrier may assign the junior employee who must accept the assignment.

11.7 An advertisement may be canceled within seven (7) days from the date advertisement is posted.

11.8 An employee who desires to withdraw his bid or application for an advertised position must file his request, in writing, with the official whose name appears on the advertisement within seven (7) days from the date the advertisement is posted.

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

11.9 Copy of advertisements, awards, and abolishments will be furnished to the General Chairman or his designated representative.

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                                 RULE 12
                       CANCELLATIONS/ ABOLISHMENTS
                       ---------------------------

12.1 Notice of force reduction or abolishment of positions shall be given not less than five (5) working days (four (4) working days for four (4) day gangs) in advance and such notice shall be promptly posted identifying the positions to be abolished. Employees whose positions are abolished must fulfill the requirements of Rule 14 (Displacements) of this Agreement.

12.2 The Carrier has the right to cancel any assignment provided the employee(s) affected are notified at least twelve (12) hours prior to scheduled starting time.

12.3 A copy of the notice shall be furnished to the designated union representative.

12.4 Employees affected by cancellation of their assignments will be paid for the number of hours necessary to meet the forty
     (40) hour guarantee of Rule 5 (Guarantee Work Week) of this
     Agreement.

12.5 The Carrier has the right at any time to abolish or cancel any assignment due to emergencies such as flood, snow storm, hurricane, tornado, earthquake, fire, or labor dispute, provided the Carrier's operations are suspended in whole or in part. Such assignments will be restored as soon as possible once the emergency has ended. The provisions of Rule 5 (Guarantee Work Week) of this Agreement will not apply to employees whose assignments are canceled under this paragraph.

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                                 RULE 13
                            RETURN TO SERVICE
                            -----------------

13.1 An employee not in service will be subject to return to work from furlough in seniority order in any class in which he holds seniority in his working zone. If he fails to return within ten (10) days from the date notified by certified mail to his last recorded address for a position or vacancy of thirty (30) days or more duration, he will forfeit all seniority under this Agreement. Forfeiture of seniority under this paragraph will not apply when an employee has furnished satisfactory evidence to the officer signatory to the notification that failure to respond within ten (10) days was due to conditions beyond his control. Copy of recall letter shall be furnished the designated union representative. All employees will be required to designate a home Seniority Zone which will be used for recall purposes.

                                    - 66 -
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                                 RULE 14
                              DISPLACEMENTS
                              -------------

14.1 An employee whose position is abolished may exercise his seniority to any position for which he is qualified held by a junior employee within seven (7) calendar days after the effective time and date of abolishment. An employee who is displaced may exercise his seniority to any position for which he is qualified held by a junior employee within seven (7) calendar days after the time and date of displacement. Displacements must occur prior to the start of the shift and an employee reporting to the supervisor in charge of the gang in which the displacement is to be made prior to shift start will be allowed a displacement on that date.

14.2 An employee who elects to exercise seniority may exercise seniority to any position for which he is qualified by bid or displacement without loss of seniority.

14.3 An employee whose regular position is abolished or who is displaced from his regular position while on leave of absence, sick leave, vacation or suspension may, within seven (7) calendar days after his return, exercise his seniority to any position for which he is qualified held by a junior employee.

14.4 An employee returning from a leave of absence, sick leave, vacation or suspension may return to his former position or, within seven (7) calendar days after his return, may exercise his seniority to any position for which he is qualified and holds seniority which was bulletined and assigned in his absence to a junior employee.

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14.5 Employees who fail or are unable to exercise their seniority will be considered furloughed.

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                                 RULE 15
              TIME LIMIT ON CLAIMS NOT INVOLVING DISCIPLINE
              ---------------------------------------------

15.1 All claims for compensation alleged to be due must be made in writing no later than fourteen (14) days from the date of the occurrence on which the claim is based. The claimant, or his duly accredited representative, must submit two (2) copies of the claim containing the information specified below to a representative of the Carrier. The representative of the Carrier who receives the copies must acknowledge receipt by signing and dating them and returning the duplicate copy to the claimant or his duly accredited representative. If not presented in the manner outlined in this paragraph, a claim will not be subject to payment or denial.

15.2 To file a claim, a claimant or his duly accredited representative will be required to furnish sufficient information to identify the basis of claim, such as:
        1)    Name, Occupation
        2)    On and off duty times.
        3)    Date and time that work was performed.
        4) Location and details of work performed on which claim is based.
        5) Claim being made, rule, if known, and reason supporting claim.

15.3 When a claim for compensation alleged to be due is not allowed, or should payment be made for less than the full amount claimed, the claimant will be so informed in writing within fourteen (14) days from the date the claim is received. If claimant is not so notified, the claim will be allowed, but such payment will not validate any other such claim nor will such payment establish any precedent.

15.4 All time claims which are denied in whole or in part within the proper time limit may be appealed by the BMWE General Chairman to the Carrier's highest designated appeals officer within sixty (60) days from the date of denial. Within sixty
     (60) days from receipt of such appeal, a date, time and place for conference will be set. Decision on appeal will be made at conference or no later than thirty (30) days thereafter.

15.5 The decision of the Carrier's highest designated appeals officer will be final and binding unless within six (6) months of such final denial the claim is disposed of on the property or proceedings for disposition of the claim are instituted by the BMWE to a tribunal having jurisdiction by law or agreement.

15.6 Carrier officers designated to receive claims and appeals will be specified by the Chief Engineer. BMWE General Chairman will be given a list of the officers so designated.

                                 RULE 16
                    EXAMINATION, TRAINING, QUALIFYING
                    ---------------------------------

16.1 All employees who are required by law or the Carrier to attend classes for operating rules, safety rules, medication and/or eye tests (including drug and/or alcohol tests), including time spent qualifying on physical characteristics or other specific training shall be paid for as time worked for the actual time involved at the training rate. Employees will be paid the mileage rate if required to travel more than thirty
     (30) miles for such examinations, training, or qualifying. When required to remain overnight, actual expenses will be paid.

16.2 An employee who is required to travel outside of regular hours of work to school will be paid four (4) hours at the straight time rate for each day of travel.

16.3 The Carrier will pay up to twenty-five dollars ($25.00) twice per year, or fifty dollars ($50.00) once per year per employee for safety shoes, will provide one (1) pair of safety glasses per employee, and will provide hardhats at no charge to the employee.

                                  RULE 17
                         SYSTEM PRODUCTION GANGS
                         -----------------------

17.1 A) The Carrier may establish System Production Gangs with no assigned basic headquarters to work throughout the System, wherever their use may be required. Tie Gangs, Surface Gangs, Rail Gangs, Bridge Gangs and other gangs agreed upon by the parties will be considered as Production Gangs.

     B) Such System Production Gangs shall be assigned to start their assignment at a safe, accessible reporting point. If said point creates a major problem, the General Chairman may handle such matter immediately with the Chief Engineer, who will respond thereon in writing within ten (10) days providing the basis for final resolution.

17.2 When such System Production Gangs are to be established, the Carrier will give written notice thereof to the General
     Chairman indicating at least the following:
        A)   Type of productional unit.
        B)   Estimated territory over which programmed to work.
        C)   Estimated length of time Production Gang will operate.
        D)   Number of positions by class to be assigned.
        E)   Number of days per week unit will work.

17.3 A) Positions to be established will include the information set forth in Section 17.2 above and will be bulletined in accordance with Rule 11.

     B) Assignments to these System Production Gang positions will be made on the basis of the earliest seniority date of an employee in the class required.

     C) Employees assigned to these System Production Gangs may perform the duties of their positions recognized as work of their particular classification through the System without regard to seniority districts. However, in performing such duties, they will be restricted from performing normal, day to day maintenance work if such work could be performed more efficiently by employees on the separate seniority district or section gangs.

17.4 Four (4) Day/Ten (10) Hour Day Assignments
     A) The Carrier may establish System Production Gangs with assignments of four (4) days/ten (10) hour days or five
          (5) days/eight (8) hour days. In the event the work week is changed to a five (5) day basis or vice versa for any gang the General Chairman shall be given at least five
          (5) days written notice thereof by the Chief Engineer Maintenance of Way except that such changes may be made in less than five (5) days upon concurrence of the General Chairman.

     B) Employees working in System Production Gangs having a four (4) day work week will have the actual time worked for each of the four (4) work days posted on the time cards. Employees assigned to a four (4) day work week will receive a credit of 1.25 days for each day of compensated service towards vacation accrual.

     C) On agreed upon holidays System Production Gangs shall receive one (1) day's pay at the appropriate rate of the assignment for the holiday. By agreement between the General Chairman and the Chief Engineer the day designated as the holiday may be changed from the assigned agreed upon day to the last day or the first day of the work week.

     D) The days designated as relief days may be Friday, Saturday and Sunday or Saturday, Sunday and Monday, or, if service dictates, there will be two (2) consecutive rest days given within a seven (7) day period from the initial assignment, and may not be changed without an agreement once the entered assignment is advertised on a specific Production Gang. However, such agreement will not be unreasonably withheld.

17.5 Changes made in accordance with Rule 17.4 (D), hereof will not require rebulletining of the positions. Neither will they be the basis to permit employees assigned to positions in these System Gangs to exercise displacement rights. They may, however, bid off the assignment or gang in accordance with the provisions of Rules 11 and 14. Also, when a position is abolished or they are displaced by a senior employee, they may then exercise seniority in accordance with the provisions of Rules 11 and 14.

17.6 A) The Carrier will furnish camp cars or other lodging for each System unit. Such lodging shall be facilities maintained in a clean, healthful, and sanitary condition and will be furnished with individual lockers, washing, shower and toilet facilities located within the place of lodging, and shall have sufficient ventilation and air space (which will include adequate fans or air conditioners).

          Dining and sleeping cars will be screened at the beginning of each season or as necessary. Kitchen and dining cars will be equipped with the necessary cooking facilities, dishes, tableware, and utensils. Sleeping quarters shall be equipped with a sufficient number of bunks to accommodate all those in the cars. Bunks shall be equipped with adequate mattresses, blankets, clean sheets, pillows, and pillow slips, and an adequate supply of water and fuel for domestic purposes shall be furnished. Safeguards will be established for the safety and health of the employees.

          The above-listed facilities and camp cars will be inspected every year by the proper Carrier officer and a union representative and a joint report will be made to the Chief Engineer, Maintenance of Way, as to their findings, and any improper conditions will be corrected. However, should a complaint be filed in the interim of the one (1) year period, a joint inspection will be made immediately or as soon as is possible, and any improper conditions will be corrected immediately.

     B) The Carrier and the General Chairman may enter into a per diem agreement in lieu of meals and/or lodging allowances as provided in this Agreement.

17.7 The estimated length of time for a System Production Gang as referred to in Rule 17.2 C hereof is not a guarantee. These gangs may be terminated earlier than the estimated length of time by abolishment of all positions therein by proper notice to the individual employee, or in an emergency. If it is intended to continue the gang in operation beyond the estimated length of time as specified in Rule 17.2 C, written notice shall be given to the General Chairman as promptly as possible setting forth an estimate of the additional length of time the gang will operate.

17.8 The estimated territory over which a System Production Gang is programmed to work as referred to in Rule 17.2 (B), hereof does not limit the operation of such production gang to that territory exclusively. They may be used to perform service throughout the entire System.

17.9 It is agreed that the provisions of Rule 13, which requires an employee to protect his seniority rights in his home seniority district will not apply to any employee while he is working is a System Production Gang.

                                 RULE 18
                         AWAY FROM HOME EXPENSES
                         -----------------------

18.1 An employee taken off his assigned territory to work elsewhere will be furnished lodging and per diem, or meals at the Carrier s option, by the Carrier. If lodging is not furnished by the Carrier, the employee will be compensated for actual lodging expenses he may incur. This Section applies only to employees held away from assigned territory an unreasonable time beyond the evening meal hour.

18.2 Employees assigned to positions on System Production Gangs will be allowed expenses as follows:

     A) If the assembly point is more than 50 miles from the employee s home, then the Carrier will provide lodging and per diem and actual mileage for travel to the assembly point on the first day and from the assembly point on the last day unless the Carrier provides such transportation.

     B) If the assembly point is 50 miles or less from the employee s home, then a reporting payment of $10 per day through 12/31/96, $11.50 as of 1/1/97 and $13.00 as of
          1/1/99.

18.3 When lodging is provided, other than at the Butler facility or in camp cars, it shall mean not more than two (2) employees per room.

18.4 Personal expenses will be paid within fifteen (15) days of the date submitted.

18.5 Per Diem shall be paid at the following rates: $14.50 starting 10-16-95 through 12-31-95; $15.00 as of 1-1-96; $15.75 as of
     1-1-97; $16.50 as of 1-1-98; $17.50 as of 1-1-99.

18.6 Carrier shall only until such time as the terms of this Agreement are modified pursuant to Rules 37.1 and 37.2, continue to provide those employees now receiving it, lodging at the Butler facility, per diem and mileage as has been past practice. Such employees are indicated by an asterisk on the roster.

                                 RULE 19
                               DISCIPLINE
                               ----------

19.1 No employee will be disciplined without a fair hearing. The notice of hearing will be mailed to the employee within ten
     (10) days if held out of service or within twenty (20) days of the Carrier's first knowledge of the act or occurrence. The notice of hearing will contain information sufficient to apprise the employee of the act or occurrence to be investigated, including the rule(s) alleged to have been violated. Such information will include date, time, location, assignment, and occupation of employee at the time of the incident. The notice of hearing will also include a list of witnesses to be called. The hearing will be scheduled to take place within twenty (20) days if held out of service or within thirty (30) days of the Carrier's first knowledge of the act or occurrence. The hearing may be postponed by either party due to sickness, injury, or vacation of principals or witnesses. The hearing may be postponed for other reasons by mutual agreement of the parties. The hearing may be adjourned to secure necessary witnesses or if it cannot be completed in a day.

19.2 An employee may not be suspended pending a hearing except when the act or occurrence to be investigated is of a serious nature such as Rule G, Insubordination, Gross Negligence, Dishonesty, or when continuing an employee in service may constitute a threat to Carrier personnel, carrier property, or property entrusted to the custody of the Carrier. Suspension pending a hearing will not be considered as prejudicial to the employee.

19.3 The employee will have the opportunity to request that the Carrier provide necessary witnesses not listed on the notice of hearing and will have the opportunity to secure the presence of witnesses in his own behalf. The employee will have the right to representation and he and his representative will have the right to question all witnesses. The employee and his representative will be provided with a copy of the hearing transcript.

19.4 The employee must be notified within fifteen (15) days of the completion of the hearing if discipline will be assessed. The types of discipline which may be assessed are reprimand, disqualification, deferred suspension, relevant training, actual suspension, and dismissal. The types of discipline may be assessed individually or in combination.

19.5 If the finding of the hearing is that the employee is not at fault, he will be compensated for the actual wages lost, if any. If no wages are lost, employee will be paid in accordance with the Agreement.

19.6 If the finding of the hearing is that the employee is at fault, appeal of discipline assessed must be made within thirty (30) days of the date of the discipline notice. Such appeal must be made in writing by the BMWE General Chairman to the Carrier's highest designated appeals officer.

     Conference must be scheduled within ten (10) days of receipt of appeal. Written response to the appeal will be issued within fifteen (15) days from the date of the conference. If the decision of the Carrier on appeal is in favor of the employee, he will be paid in accordance with Rule 19.5. If the appeal is denied, that decision will be final and binding unless within six (6) months of such denial the case is disposed of on the property or proceedings for disposition of the case are instituted by the BMWE to a tribunal having jurisdiction by law or agreement.

19.7 If the Carrier's discipline decision is modified or overturned at any stage of handling resulting in a payment to the employee, such payment may be offset by any compensation received by the employee during the relevant time period.

19.8 A hearing can be disposed of informally by agreement between the parties.

                                 RULE 20
                                HOLIDAYS
                                --------

20.1 Subject to the qualifying requirements specified below, eligible employees will receive eight (8) hours pay at the straight time hourly rate for each of the following holidays:

          New Year's Day           Good Friday
          Memorial Day             Fourth of July
          Labor Day                Thanksgiving Day
          Day after Thanksgiving   Christmas Eve (the day before
                                     Christmas is observed)
          Christmas Day            New Year's Eve (the day before
                                     New Year's is observed)

          Such other days as may be allowed to other Carrier employees.

20.2 To be eligible for holiday pay provided in Rule 20.1, regularly assigned employees must either work or be available for work on the last work day before and the first work day after the holiday. If required to work the holiday, employees must protect their assignment in order to be eligible for holiday pay.

20.3 Subject to the applicable qualifying requirements above, other than regularly assigned employees will be eligible for the paid holidays or pay in lieu thereof, provided (1) compensation for service paid them by the Company is credited to eleven (11) or more of the thirty (30) days immediately preceding the holiday and (2) they have had a seniority date for at least sixty (60) days or have sixty (60) days of continuous active service preceding the holiday beginning with the first day of compensated service, provided employment was not terminated prior to the holiday by resignation, for cause, retirement, death, non-compliance with the union shop agreement, or disapproval of application for employment.

20.4 A holiday which falls during an employee's vacation period will be allowed to be used to extend that vacation period, or to be used at a later date. Subject to the eligibility requirements of this Rule, the holiday pay specified in Rule
     20.1 will be paid in addition to the vacation allowance.

20.5 When employees are working a four (4) day, ten (10) hours per day work week and a holiday falls on a work day in that work week, the holiday pay provided in Rule 20.1 will be modified to ten (10) hours at the straight time hourly rate and be paid to all eligible employees.

                                RULE 21
                            SICK LEAVE DAYS
                            ---------------

21.1 Employees off sick will be granted sick leave each calendar year as follows:

     Length of Service as of January 1                      Sick leave Days
     Five (5) Years. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Ten (10) Years. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Fifteen (15) Years. . . . . . . . . . . . . . . . . . . . . . . . . .3

21.2 Sick leave days provided above which remain unused at the end of each calendar year will not be accumulated.

21.3 Payment for sick leave days will be eight (8) hours (ten (10) hours if the employee is assigned to a position working four
     (4) ten (10) hour days) at seventy-five percent (75%) of the straight time hourly rate. Sick leave payments will not be offset by any RRUI sickness benefits the employee may receive. No sick leave benefits will be paid on any day the employee qualifies for compensation under any other Rule of this Agreement or the Supplemental Sickness Benefit Plan.

21.4 The Carrier may require satisfactory evidence in the form of a letter or certificate from a physician confirming the employee's sickness.

                                 RULE 22
                           HEALTH AND WELFARE
                           ------------------

22.1 The Carrier and the BMWE have agreed that the employees will be provided the same Group Insurance Plan, including dental coverage, provided by the Delaware Otsego Corporation for its employees and extended to the employees of The New York, Susquehanna and Western Railway Corporation, and will be covered by any changes to such plan.

22.2 Notwithstanding the above, it is agreed that employees will not request, or be provided, dependent coverage if that employee has coverage for his dependents available elsewhere at no charge.

22.3 Carrier shall provide, at its expense, the Supplemental
     Sickness Benefits Agreement currently available from Trustmark Insurance Company.

22.4 Subrogation: The Carrier shall be subrogated to any right of recovery an employee may have against any party for loss to the extent that the Carrier or its group health insurance has made payments pursuant to this Rule, and all such payments shall operate as an offset against any right of recovery the employee may have against the Carrier for hospital, surgical, medical, related expenses or damages of any kind.

                                 RULE 23
                                VACATION
                                --------

23.1 Each employee who has been employed by the Carrier for one (1) year or more and who worked for a minimum of 100 working days during the previous calendar year, shall be entitled to one
     (1) week's vacation allowance; each employee who has been so employed for two (2) years shall be entitled to two (2) weeks vacation allowance; each employee who has been so employed for nine (9) years shall receive three (3) weeks vacation allowance; each employee who has been so employed for fifteen
     (15) years shall receive four (4) weeks vacation allowance; each employee who has been so employed for twenty (20) years or more shall receive five (5) weeks vacation allowance. All such vacations shall be taken as hereinafter provided. It is understood and agreed that employees will establish vacation qualifications based on the date of hire on the seniority roster or date of hire by the Carrier, whichever is earlier.

23.2 Vacations should normally be taken in units of one (1) or more weeks but where service requirements permit, an individual employee may be permitted by the supervising officer to take a vacation period of less than one (1) week. A full work day is the minimum vacation period to be taken.

23.3 Employee's weekly vacation allowance will be forty (40) times the straight time hourly rate of pay of the last service performed prior to taking vacation.

23.4 Seniority in employee selection will be the basis for the establishment of vacation schedules. Vacation schedules will be established each year as follows:

     A)   On or before February 1, the Northern Division and
          Southern Division written blank vacation schedules will be provided by the Carrier to the employees.

     B) On or before February 7, the three (3) most senior MOW employees on each roster will chose their vacation time for the ensuing year.

     C) On or before February 14, the next three (3) most senior MOW employees on each roster will chose their vacation time for the ensuing year.

     D) The procedure described in subsections (B) and (C) shall continue in periods of seven (7) days and three (3) MOW employees until the bottom of the roster is reached.

     E) Any MOW employee who fails to designate his vacation during the seven (7) days provided in the procedure described above will be allowed to designate his vacation after the bottom of the roster is reached, in seniority order with any other MOW employee who failed to designate his vacation in the procedure described above.

23.5 Vacations will be taken between January 1st and December 31st. However, it is recognized that the requirements of the service may create practical difficulties in providing vacations in all instances. Due regard, consistent with requirements of the service, shall be given to the preference of the employee in his seniority order when granting vacations.

     Representatives of the Carrier and of the employees will cooperate in arranging vacation periods, administering vacations and releasing employees when requirements of the service will permit.

23.6 Vacations shall not be accumulated or carried over from one year to another. In cases where vacations have not been taken due to sickness, suspension or carrier request, vacation time will be rescheduled or paid for within that calendar year.

23.7 In the event that an employee takes all or part of the earned vacation, prior to reaching the anniversary date in the anniversary year, the amount of vacation allowance will be the same as if the anniversary date has been reached.

23.8 The vacation provided for in this Rule shall be considered to have been earned when the employee has qualified under Section
     23.1 hereof. If an employee's employment status is terminated for any reason except voluntary resignation without two (2) weeks notice, the full vacation pay earned, up to the time of leaving the service, shall be granted upon request. If an employee entitled to vacation or vacation pay shall die, the vacation pay earned and not received shall be paid according to law.

23.9 Employees who take vacation in a weekly block shall be considered to be on vacation (Monday-Friday) but will be permitted to mark up for work on Saturday and Sunday if they so desire by giving their supervisor at least seven (7) days advance notice.

23.10 The parties hereto having in mind conditions which may exist or may arise in making provisions for vacation with pay, agree that additional understandings may be entered into to implement the purpose of this Agreement, provided that such understandings shall not be inconsistent with this Rule.

                            RULE 24
                    RETENTION OF SENIORITY
                    ----------------------

24.1 Employees who are presently or subsequently appointed to positions not subject to the application or exercise of seniority under this Agreement shall retain all their seniority rights and shall continue to accumulate seniority provided they pay a fee no greater than the current dues and assessments being paid by the Carrier's employees covered by this Agreement from the effective date of this Agreement and shall have all rights and privileges granted by the Constitution and By-Laws of the BMWE.

24.2 In the event an employee fails to comply with Rule 24.1 above, the duly accredited representative shall so notify the Chief Engineer and the employee. Within thirty (30) days after receipt of a subsequent notification from the Chief Engineer the employee will forfeit his seniority unless the employee involved remits all monies due the union.

24.3 Employees appointed to positions covered by Rule 24.1 who are subsequently removed from such positions by the Carrier (other than through dismissal for cause) may displace any employee with less seniority or may bid on a bulletined vacancy. However, employees suspended from service for sixty (60) days or less while in their appointed positions may not displace any employee under this Agreement nor bid a bulletined vacancy. Employees suspended for more than sixty (60) days (other than dismissal for cause) may bid on any bulletined vacancy to be effective after sixty (60) days but may not displace any regular assigned employee.

24.4 Employees appointed to positions covered by Rule 24.1 who voluntarily demote themselves may bid on any advertised position thereafter, but may not displace any regular assigned employee.

24.5 The Carrier shall provide the Organization with the names and addresses of all employees who appear on any roster covered by the scope of this Agreement and who are covered by Rule 24.1 within thirty (30) days of the execution of this Agreement or, in the case of employees not presently holding such positions with the Carrier, within thirty (30) days of appointment to such a position.

                            RULE 25
                       LEAVES OF ABSENCE
                       -----------------

25.1 Employees with one (1) year or more of continuous service may request leaves of absence. Requests for leaves of absence must contain specific reasons for the request including need for leave and length of time required, subject to the limitations of Rule 25.3 below.

25.2 Requests for leaves of absence or extensions thereof must be in writing to the Chief Engineer with a copy to the General Chairman.

25.3 Except as specified below, leaves of absence or extensions thereof will be limited to a minimum of fourteen (14) days and a maximum of six (6) months. Employees who engage in other work while on leaves of absence will forfeit seniority, unless specials arrangements have been made therefor with the Chief Engineer and the General Chairman.

25.4 Requests for leaves of absence or extensions thereof will only be considered when the needs of the service allow. If a request for a leave of absence or extension thereof is denied, such denial will be in writing with a copy to the General Chairman.

25.5 Employees appointed to official positions with the Carrier or who accept a full-time Union position will be granted leaves of absence for the duration of the assignment. This individual will be credited for time on leave of absence as continuous service for the length of his vacation entitlement.

25.6 Employees returning from leaves of absence as specified in Rule 25.3 must report for duty upon the expiration of leave or extension thereof. Failure to return to duty or to provide satisfactory reasons for not doing so will result in forfeiture of seniority. Employees may return to service prior to the expiration of leave or extension thereof provided they furnish seven (7) calendar days advance notice.

25.7 Employees returning from leaves of absence as specified in Rule 25.5 must report for duty within thirty (30) days from the conclusion of their assignments and the expiration of leave or be subject to the provisions of Rule 25.6.

25.8 Employees returning to service under Rules 25.6 and 25.7 above will do so pursuant to the provisions of Rule 14
     (Displacements) of this Agreement.

25.9 Employees who absent themselves for more than fourteen (14) days without written authorized leaves of absence as provided in this Rule will forfeit their seniority.

25.10 Leaves of Absence are not required when employees are unable to perform service due to a bona fide sickness or injury.

                            RULE 26
                       BEREAVEMENT DAYS
                       ----------------

26.1 Employees will be allowed bereavement leave not to exceed three (3) working days in relation to the death of a spouse, child, stepchild, parent, stepparent, parent-in-law, stepparent-in-law, sibling, grandparent or grandchild.

26.2 Employees will be paid eight (8) hours (ten (10) hours in the case of employees assigned to work four (4) ten (10) hour days) at the straight time rate for each working day lost during bereavement leave with a maximum of three (3) days.

26.3 Bereavement pay will not be allowed to employees who are otherwise absent from work and will not duplicate payments made for holidays or vacation.

                            RULE 27
           ATTENDING COURT, INQUESTS, INVESTIGATIONS
           -----------------------------------------

27.1 Employees required to attend court, inquests, investigations, etc., by or on behalf of the Carrier will be paid for actual time consumed at the straight time hourly rate and shall be allowed actual expenses incurred, with the understanding that employees will furnish written receipt for such expenses before being reimbursed. If prevented from working their assignments, employees will be paid for time lost. It is understood that the provisions of this Rule do not apply in the case of employees attending hearings where they are subject to discipline.

                            RULE 28
                           JURY DUTY
                           ---------

28.1 When employees are summoned for jury duty and are required to lose time from their assignments as a result thereof, they shall be paid for actual time lost with a maximum of eight (8) hours at the straight time hourly rate for each calendar day lost (or ten (10) hours in the case of employees assigned to work four (4) ten (10) hour days, but not to exceed forty (40) hours in any work week) less the amount allowed by the Court (not to include allowances paid for meals, lodging, or transportation). No jury duty pay will be allowed for any day on which employees are otherwise entitled to vacation or holiday pay.

                            RULE 29
             PHYSICAL CONDITION - BOARD OF DOCTORS
             -------------------------------------

When an employee covered by this Agreement has been removed from or is withheld from service on account of his physical condition and the Organization desires the question of his physical fitness to be finally decided before he is permanently removed from his position or restricted from resuming service, the case shall be handled in the following manner:

     A) The General Chairman will bring the matter to the attention of the Chief Engineer. He and the General Chairman shall then each select a doctor to represent them, each notifying the other of the name and address of the doctors selected. The two (2) doctors thus selected shall confer and if they disagree on the nature of illness, they shall appoint a third doctor.

     B) Such board of doctors shall then fix a time and place for the employee to meet them. After completion of the examination they shall make a report in triplicate: one (1) copy to be sent to the Medical Director, one
          (1) copy to the Chief Engineer of the New York, Susquehanna and Western Railway, and one (1) copy to the General Chairman.

     C) The decision of the board of doctors on the physical fitness of the employee to continue in his regular occupation or to resume service shall be final, but this does not mean that a change in physical condition shall preclude a re-examination at a later time.

     D) The doctors selected for such board shall be qualified in the disease from which the employee is alleged to be suffering, and they shall be located at a convenient point so that it will be only necessary for the employee to travel a minimum distance, and if possible, not be away from home for a longer period than one (1) day.

     E) The Carrier and the Organization shall each defray the expenses of its respective appointee. At the time their report is made, a bill for the fee, and traveling expenses if there are any, of the third appointee should be made in duplicate and one (1) copy sent to the Medical Director and one (1) copy sent to the General Chairman. The Carrier and the Organization shall each pay one-half of the fee and traveling expenses of the third appointee.

                            RULE 30
              USE OF PERSONAL AUTO WHILE ON DUTY
              ----------------------------------

30.1 Employees who use their personal autos while on duty and under pay will be allowed twenty-two cents ($.22) per mile for such use or such higher rate as may be paid to other carrier employees.

                            RULE 31
                  APPLICATION FOR EMPLOYMENT
                  --------------------------

31.1 Applications for employment will be rejected within sixty
     (60) calendar days after seniority date is established, or applicant shall be considered accepted. Applications rejected by the Carrier must be declined in writing to the applicant.

                            RULE 32
                DULY ACCREDITED REPRESENTATIVE
                ------------------------------

32.1 The term "duly accredited representative", as used in this Agreement, shall be understood to mean the representative or System Officer of the Organization signatory hereto.

32.2 The Organization will notify the Chief Engineer in January of each year of who the duly accredited representatives are.

                            RULE 33
                     UNION SHOP AGREEMENT
                     --------------------

                          Union Shop
33.1 In accordance with and subject to the terms and conditions hereinafter set forth, all employees of the Carrier now or hereafter subject to the Rules and Working Conditions Agreement between the parties hereto shall, as a condition of their continued employment subject to such Agreement, become members of the union party to this Agreement representing their crafts or classes within sixty (60) calendar days of the date they first perform compensated service as such employees after the effective date of this Agreement, and thereafter shall maintain membership in good standing in such union; except that such membership shall not be required of any individual until he has performed thirty (30) days of such compensated service within a period of twelve (12) consecutive calendar months. Nothing in this agreement shall alter, enlarge or otherwise change the coverage of the present or future Rules and Working Conditions Agreement. Any employee whose employment is terminated prior to the time such employee is required to become a member of BMWE shall have no time or money claim by reason thereof.

33.2 A) Employees who have secured seniority under the Rules and Working Conditions Agreement and who are subsequently regularly assigned or transferred to full-time employment not covered by such Agreement or are furloughed on account of force reduction will not be required to maintain membership as provided in Rule
          33.1 of this agreement so long as they remain in such other employment or furloughed as herein provided, but they may do so at their option. Should such employees return to any service covered by the said Rules and Working Conditions Agreement they shall, as a condition of their continued employment subject to such Agreement, be required to become and remain members in good standing in the union within thirty
          (30) days from date of their return to such service.

     B) The seniority status and rights of employees granted leave of absence to serve in the Armed Forces shall not be terminated by reason of any of the provisions of this agreement but such employees shall, upon resumption of employment, be governed by Rule 33.1 of this Agreement.

33.3 Nothing is this agreement shall require an employee to become or to remain a member of the union if such membership is not available to such employee upon the same terms and conditions as are generally applicable to any other members, or if the membership of such employee is denied or terminated for any reason other than the failure of the employee to tender the periodic dues, initiation fees, and assessments (not including fines and penalties) uniformly required as a condition of acquiring or retaining membership. For purposes of this Rule, dues, fees, and assessments shall be deemed to be "uniformly required" if they are required of all employees in the same status at the same time in the union.

33.4 A) The Carrier will furnish to the union information with respect to the employment status of employees represented by it, and which information is pertinent to the administration of this agreement. The union will notify the Carrier in writing of any employee who by reason of failure to comply with the terms of this agreement is not entitled to continue in employment. Upon receipt of such notice, the Carrier will, as promptly as possible but within ten (10) calendar days of such receipt, so notify the employee concerned in writing by certified mail, return receipt requested, or by personal delivery evidenced by receipt. Copy of such notice shall be given the union. Any employee so notified who disputes the fact that he has failed to comply with the terms of this agreement, shall, within a period of ten (10) calendar days from the date of such notice, request the Carrier in writing to accord him a hearing which shall be held as soon as possible and within ten (10) calendar days of receipt of request therefor. Notice of the date set for hearing shall be promptly given the employee in writing by certified mail, return receipt requested, or by personal delivery evidenced by receipt. Copy of notice of such hearing shall be given to the union and the union shall attend and participate in the hearing. The receipt by the Carrier of a request for a hearing shall operate to stay action on the termination of employment until the hearing is held and the decision of the Carrier is rendered. In the event the employee concerned fails to request a hearing as provided herein, the Carrier shall proceed to terminate his employment and seniority not later than thirty (30) calendar days from receipt of the above described notice from the union, unless the Carrier and the union agree otherwise in writing.

     B) The Carrier shall determine on the basis of the evidence produced at the hearing whether or not the employee has complied with the terms of this agreement, and shall render a decision accordingly. Such decision shall be rendered within ten (10) calendar days of the hearing date and the employee and the union shall be promptly advised thereof. If the decision is that the employee has not complied with the terms of this agreement, his employment and seniority shall be terminated within ten (10) calendar days of the date of said decision, unless the Carrier and the union agree otherwise in writing. If the decision of the Carrier is not satisfactory to the employee or to the union, it may be appealed directly to the highest officer of the Carrier designated to handle such appeals. Such appeals shall be taken within ten (10) calendar days of the date of the decision appealed from, and if taken, shall operate to stay action on the termination of employment, until the decision on appeal is rendered. The Carrier shall promptly notify the other party in writing of any such appeal. The decision on such appeal shall be rendered within ten (10) calendar days of the date the appeal is taken, and the employee and the union shall be promptly advised thereof. If the decision on such appeal is that the employee has not complied with the terms of this agreement, his employment and seniority shall be terminated within ten (10) calendar days of the date of said decision unless the Carrier and the union otherwise agree in writing. Such decision on appeal shall be final and binding unless within ten
          (10) calendar days thereof the union or the employee involved requests the selection of a neutral person to decide the dispute as provided in Rule 33.4(C) below. Any request for selection of a neutral person as provided in Rule 33.4(C) below, shall operate to stay action on the termination of seniority and employment until not more than ten (10) calendar days from the date decision is rendered by the neutral person.

     C) If within ten (10) calendar days after the date of a decision on appeal by the highest officer of the Carrier designated to handle appeals under this agreement, the union or the employee involved requests such highest officer in writing that a neutral person be appointed to decide the dispute, a neutral person to act as sole arbitrator to decide the dispute shall be selected by the highest officer of the Carrier designated to handle appeals under this agreement or his designated representative, the Chief Executive of the union or his designated representative, and the employee involved or his representative. If they are unable to agree upon the selection of a neutral person, any one of them may request the Chairman of the National Mediation Board in writing to appoint such neutral person. The Carrier, the union and the employee involved shall have the right to appear and present evidence at a hearing before such neutral person. Any decision by such neutral person shall be made within thirty (30) calendar days from the date of receipt of the request for his appointment and shall be final and binding upon the parties. The Carrier, the employee and the union shall be promptly advised thereof in writing. If the position of the employee is sustained, such fees, salary and expenses shall be borne in equal shares by the Carrier and the union. If the position of the employee is not sustained, such fees, salary and expenses shall be borne in equal shares by the Carrier and the union and the employee.

     D) Time limits specified in this Rule may be extended in individual cases by written agreement of the Carrier and the union.

     E) The union shall notify the Carrier in writing of the title(s) and address(es) of its officers or representatives who are authorized to serve and receive notices described in this Rule. The Carrier shall notify the union of the title(s) and address(es) of its officers or representatives who are authorized to receive the notices described in this Rule.

33.5 The Carrier shall not be required to terminate the employment of any employee until such time as the services of a qualified replacement are available. The determination of whether a qualified replacement is available shall be made jointly by the designated representative of the Carrier and the designated representative of the union. The Carrier may not, however, retain any employee in service under the provisions of this paragraph for a period in excess of ninety (90) calendar days from the date of the union's original notice or sixty
     (60) calendar days from the date of the last decision rendered in accordance with Rule 33.4(C) above. Employees whose service is extended under the provisions of this Rule shall not, during such extension, retain or acquire any seniority rights.

33.6 An employee whose employment and seniority is terminated pursuant to the provisions of this agreement shall have no time or money claim by reason thereof.

33.7 In the event that seniority and employment under the Rules and Working Conditions Agreement is terminated by the Carrier under the provisions of this agreement, and such termination of seniority and employment is subsequently determined to be improper, unlawful, or unenforceable, the union shall indemnify and save harmless the Carrier against any and all liability arising as the result of such improper, unlawful, or unenforceable termination of seniority and employment; provided, however, that this sentence shall not apply to any case in which the Carrier is the plaintiff or the moving party in the action in which the aforesaid determination is made or in which case the Carrier acts in collusion with any employee; provided further, that the aforementioned liability shall not extend to the expense to the Carrier in defending suits by employees whose seniority and employment are terminated by the Carrier under the provisions of this agreement.

                            RULE 34
                        DUES DEDUCTION
                        --------------

34.1 A) Subject to the terms and conditions hereinafter set forth, the Carrier will deduct from the wages of employees, membership dues, fees and assessments (excluding fines and penalties) whenever applicable each calendar month which are uniformly required as a condition of acquiring or retaining membership in the union upon written and unrevoked authorization of the employee on the form, WAGE DEDUCTION AUTHORIZATION agreed upon by the parties hereto, a copy of which is attached and made a part of this Agreement.

     B) The designated representative of the union shall promptly notify in writing the officer or officers designated by the Carrier of any special assessments or changes in amounts of fees or dues, and shall also furnish to such designated officer or officers of the Carrier, the individual authorization forms as provided for herein.

34.2 A) Individual authorizations to be effective for a particular calendar month must be in the possession of the Carrier not later than the twentieth (20th) day of the month preceding the month in which such deductions are to be made.

     B) The designated representative of the union shall furnish to the Carrier an initial statement in alphabetical order, showing the employee's name, lodge number, Social Security number, and amount to be deducted, such statement to be furnished together with individual authorization forms to cover, not later than the twentieth (20th) day of the month preceding the month in which the deductions become effective. Subsequent monthly deductions will be based on the initial statement, plus a monthly statement showing additions or deletions, furnished in the same manner as the initial statement required hereby.

34.3 Said deductions will be made monthly and shall be remitted to the Officer designated by the union not later than the end of the month in which deductions are made, accompanied by a list in alphabetical order showing the name of each employee for whom a deduction was made, his lodge number, Social Security number, and the amount of the deduction and the total amount of money deducted. If the earnings of the employees are insufficient in the pay period in which deductions are made to permit the full amount of the deduction, no deduction will be made for that month. In the event of any excess or shortage in said deductions for an individual employee, said excess or shortage will be subject to adjustment by the union and individual employee.

34.4 The following payroll deductions will have priority over the deductions covered by this agreement:
               Federal, state and local taxes.
               Other deductions required by law and court orders.
               Amounts due Carrier.

34.5 The deductions provided for herein shall not be effective with respect to any individual employee until the Carrier has been furnished with written authorization of assignment of wages of such monthly membership dues, initiation fees, reinstatement fees, and assessments. Such assignment shall be revocable in writing after the expiration of one (1) year, or upon termination of this Agreement.

34.6 Responsibility of the Carrier under this arrangement shall be limited to remitting to the union the amount actually deducted from wages of employees pursuant hereto and the Carrier shall not be responsible financially or otherwise for failure to make deductions or for improper or inaccurate deductions. Any question arising as to the correctness of the amount deducted shall be handled between the employee involved and the union, and any complaints against the Carrier in connection therewith shall be handled by the union on behalf of the employees concerned.

34.7 The union shall indemnify and save harmless the Carrier from and against any and all claims, demands, liability, losses or damage resulting from the entering into of this agreement or arising or growing out of any dispute or litigation from any deductions made by the Carrier pursuant to this agreement; except for remitting to the union the monies deducted pursuant to this agreement; provided, however, that this sentence shall not apply to any case in which the Carrier is the plaintiff or the moving party in the action or in which case the Carrier acts in collusion with any employee; provided further, that the aforementioned liability shall not extend to the expense to the Carrier in defending suits by employees as a result of the Carrier's action under this agreement.

34.8 In the event of a change in representation of employees now represented by the union this agreement shall be automatically terminated as of the date official notification is received from the National Mediation Board of such change in representation.

                 WAGE DEDUCTION AUTHORIZATION
                 ----------------------------
                          Between The

   THE NEW YORK, SUSQUEHANNA AND WESTERN RAILWAY CORPORATION

                             And The

          BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYES



                                   ------------------------------
                                   Employee Identification Number





-----------------------------------------------------------------
PRINT LAST NAME               FIRST NAME          MIDDLE INITIAL





-----------------------------------------------------------------
HOME STREET ADDRESS           CITY           STATE          ZIP


PAYROLL DIRECTOR:

I hereby assign to the Brotherhood of Maintenance of Way Employes that part of my wages necessary to pay initiation fees, periodic dues and assessments (not including fines and penalties) as certified to the Carrier by the Secretary-Treasurer of the Brotherhood of Maintenance of Way Employes as provided in the dues deduction rule and authorize the Carrier to deduct such sum from my wages and pay it to the Organization in accordance with the Dues Deduction Agreement.

Dues, contributions or gifts to the Brotherhood of Maintenance of Way Employes are not deductible as charitable contributions for Federal income tax purposes. Dues paid to the Brotherhood of Maintenance of Way Employes, however, may qualify as business expenses and may be deductible in limited circumstances subject to various restrictions imposed by the Internal Revenue Code.



-------------------------- --------------------------------------
DATE                       SIGNATURE




-------------------------- --------------------------------------
LODGE NUMBER               SOCIAL SECURITY NUMBER

                     WAGE DEDUCTION REVOCATION

                              Between The

          THE NEW YORK, SUSQUEHANNA AND WESTERN RAILWAY CORPORATION

                                 And The

                BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYES




                                               -----------------------
                                               Employee Name




                                               -----------------------
                                               Social Security #



The New York, Susquehanna and Western Railway Corporation
1 Railroad Avenue
Cooperstown, NY 13326

Attn: Payroll Department

Dear Sir/Madam:

Effective in the next calendar month, I hereby revoke the wage assignment now in effect assigning to the Brotherhood of Maintenance of Way Employes that part of my wages necessary to pay initiation fees, periodic dues and assessments (not including fines and penalties), and I hereby cancel the authorization.

                                   Sincerely yours,




                                   ------------------------------
                                   Employee's Signature




                                   ------------------------------
                                   Employee Identification Number


Date
---------------------------------



Signature of Union Representative
                                  -------------------------------


Lodge #
---------------------------------

                            RULE 35
               BMWE POLITICAL LEAGUE DEDUCTIONS
               --------------------------------

35.1 A) Subject to the terms and conditions hereinafter set forth, the Carrier will deduct from the wages of employees voluntary political contributions upon their written authorization on the form, CONTRIBUTION DEDUCTION AUTHORIZATION, agreed upon by the parties hereto, copy of which is attached, designated and made a part hereof.

     B) Voluntary political contributions will be made monthly from the compensation of employees who have executed a written authorization providing for such deductions. The first such deduction will be made in the month following the month in which the authorization is received. Such authorization will remain in effect for a minimum of twelve (12) months and thereafter until canceled by thirty (30) days' advance written notice from the employee to the BMWE and the Carrier. Changes in the amount to be deducted will be limited to one (1) change in each twelve (12) month period, and any change will coincide with a date on which dues deduction amounts may be changed under the Dues Deduction Rule.

35.2 The General Chairman or his designated representative shall furnish the Carrier with a copy to appropriate units of the BMWE, an initial statement by lodges, in alphabetical order and certified by him, showing the amounts of deductions to be made from each employee, such statement to be furnished together with individual authorization forms to cover, and payroll deductions of such amounts will commence in the month immediately following. Subsequent monthly deductions will be based on the initial statement plus a monthly statement showing additions and/or deletions furnished in the same manner as the initial statement required hereinabove.

35.3 Monthly voluntary political contribution deductions will be made from wages at the same time that membership dues are deducted from the employee's paycheck.

35.4 Concurrent with making remittance to the Organization of monthly membership dues, the Carrier will make separate remittance of voluntary political contributions to the Treasurer, Maintenance of Way Political League, together with a list prepared in accordance with the requirements of the Dues Deduction Rule pertaining to the remittance of monthly membership dues, with a copy to the General Chairman.

35.5 The requirements of this Rule shall not be effective with respect to any individual employee until the employer has been furnished with a written authorization of assignment of wages of such monthly voluntary political contribution.

              MAINTENANCE OF WAY POLITICAL LEAGUE
              -----------------------------------
             CONTRIBUTION DEDUCTION AUTHORIZATION

                          Between The

   THE NEW YORK, SUSQUEHANNA AND WESTERN RAILWAY CORPORATION

                            And The

          BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYES


PAYROLL MANAGER:

I hereby authorize you to deduct from my wages the sum of $ _______________for each month in which compensation is due. This authorization is voluntarily made, with the understanding that the monies deducted will be deposited in the account of the Maintenance of Way Political League and will be used solely for the purpose of making political contributions in connection with Federal, State and Local Elections.

I understand that contributions or gifts to the Maintenance of Way Political League are not deductible as charitable contributions for Federal income tax purposes.

It is understood that this authorization will remain in effect for a minimum of twelve (12) months and may thereafter be revoked by giving the Carrier and the Organization thirty (30) days advance notice in writing of my desire to do so.




-----------------------------------------------------------------
PRINT LAST NAME               FIRST NAME           MIDDLE INITIAL




-----------------------------------------------------------------
HOME STREET ADDRESS      CITY                STATE          ZIP




---------------------------------- ------------------------------
DATE                               SIGNATURE


---------------------------------- ------------------------------
LODGE NUMBER                       SOCIAL SECURITY NUMBER

               MAINTENANCE OF WAY POLITICAL LEAGUE
               -----------------------------------
                CONTRIBUTION DEDUCTION REVOCATION

                          Between The

     THE NEW YORK, SUSQUEHANNA AND WESTERN RAILWAY CORPORATION

                            And The

                BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYES


                              Employee Name
                              ------------------------------------


                              Social Security #
                              ------------------------------------

The New York, Susquehanna and Western Railway Corporation
1 Railroad Avenue
Cooperstown, NY 13326

Attn: Payroll Department

Dear Sir/Madam:

Effective in the next calendar month, I hereby revoke the contribution deduction authorization now in effect assigning to the Brotherhood of Maintenance of Way Employes' Political League that part of my wages contributed to the Maintenance of Way
Political League, and I hereby cancel the authorization.



                                   Sincerely yours,




                                   -------------------------------
                                   Employee s Signature




                                   -------------------------------
                                   Employee Identification Number

Date
----------------------------------




Signature of Union Representative
                                  --------------------------------


Lodge #
----------------------------------

                               RULE 36
                        EMPLOYEE INFORMATION
                        --------------------

36.1 The Carrier will provide the General Chairman with a list of employees who are hired or terminated, their home addresses, and if available, the employee's identification numbers. This information will be limited to the employees covered by this Agreement and will be furnished to the General Chairman within whose jurisdiction the employees are hired or terminated. The data will be supplied within thirty (30) days after the end of the month in which the employee is hired or terminated. Where Carrier cannot meet the thirty (30) day requirement, the matter will be worked out with the General Chairman.

                            RULE 37
                          MORATORIUM
                          ----------

37.1 This Agreement shall remain in effect until changed or modified in accordance with the provisions of the Railway
     Labor Act.

37.2 No party to this Agreement shall serve notice prior to July
     1, 1999, (not to become effective before January 1, 2000.

37.3 This Rule will not bar the Carrier and BMWE from agreeing upon any subject of mutual interest.


                               RULE 38
                       PRINTING OF AGREEMENT
                       ---------------------

The Carrier will print and distribute this entire Agreement to the employees covered by this Agreement, within sixty (60) days from final ratification.


Signed in Cooperstown, New York this__________day__________ of,19_____.

FOR: BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYES



---------------------------------- -----------------------------------
General Chairman                   Local  Chairman


FOR: THE NEW YORK, SUSQUEHANNA AND WESTERN RAILWAY CORPORATION


---------------------------------- -----------------------------------
President                          Vice President-Engineering